                                        EXHIBIT 10.2

CUSTOM TRUCK ONE SOURCE, INC. AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the Amended and Restated 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”) of Custom Truck One Source, Inc. (f/k/a Nesco Holdings, Inc., the “Company”).
The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of PSUs:	Tranche 1 PSUs: Tranche 2 PSUs:
Performance Years:	Fiscal years ending December 31, 2021, 2022, 2023 and 2024
Vesting Schedule:
Subject to the terms of the Agreement, the PSUs will vest as follows:
(1) 25% of the Tranche 1 PSUs (the “Eligible Tranche 1 PSUs”) will vest on the last day of each fiscal year 2021 through 2024 (each, a “Performance Year” and collectively, the “Performance Period”) if the volume-weighted average trading price per Share on the New York Stock Exchange (the “VWAP”) equals or exceeds [REDACTED] for 30 consecutive trading days during the applicable Performance Year (the “Tranche 1 Performance Target”); provided that (a) up to 10 consecutive trading days from the fiscal year immediately preceding or immediately following the applicable Performance Year (the “Overlap Days”) may be used for purposes of measuring attainment of the Tranche 1 Performance Target, (b) the Overlap Days cannot be used to measure attainment of the Tranche 1 Performance Target for more than one Performance Year, (c) the Overlap Days will be applied to the first Performance Year that its use would result in attainment of the Tranche 1 Performance Target and (d) if the Tranche 1 Performance Target for a Performance Year is attained after the final day of the Performance Year (as a result of the use of the Overlap Days from the fiscal year following the Performance Year), the Eligible Tranche 1 PSUs for such Performance Year will vest on the final day of the applicable 30 consecutive trading day period; and provided further that if during a Performance Year, Platinum Equity, LLC or any affiliate thereof consummates a sale of Shares to an unaffiliated third party at a time when the price per Share on the New York Stock Exchange equals or exceeds [REDACTED], the Tranche 1 Performance Target for such Performance Year will be deemed attained as of the date of such sale.
(2) the Tranche 2 PSUs will vest pursuant to the vesting schedule set forth in this Grant Notice or the alternate vesting schedule set forth in Appendix A (“Appendix A”) to the Agreement (each, a “Tranche 2 Vesting Schedule”) based on whichever Tranche 2 Vesting Schedule results in a higher number of Tranche 2 PSUs for the Performance Year becoming vested or eligible to vest (and in the event such numbers are equal, the vesting schedule in this Grant Notice will apply); provided that in no event shall more than an aggregate of (i) 25% of the Tranche 2 PSUs have vested as of the end of the 2021 Performance Year; (ii) 50% of the Tranche 2 PSUs have vested as of the end of the 2022 Performance Year; (iii) 75% of the Tranche 2 PSUs have vested as of the end of the 2023 Performance Year; and (iv) 100% of the Tranche 2 PSUs vest pursuant to this Grant Notice, Appendix A or the Agreement (each a “Tranche 2 Threshold”). In the event the Tranche 2 Vesting Schedules result in a number of Tranche 2 PSUs becoming eligible to vest in excess of a Tranche 2 Threshold, the number of Tranche 2 PSUs that actually vest at the end of the applicable year shall be reduced to the applicable Tranche 2 Threshold (such reduced Tranche 2 PSUs, the “Excess PSUs”) and such Excess PSUs shall be eligible to vest in a subsequent Performance Year in accordance with the terms of this Grant Notice, Appendix A or the Agreement.
Tranche 2 Vesting Schedule pursuant to this Grant Notice:
25% of the Tranche 2 PSUs (the “Eligible Tranche 2 PSUs”) will vest on the last day of each Performance Year if the VWAP equals or exceeds [REDACTED] for 60 consecutive trading days during the applicable Performance Year (the “Tranche 2 Performance Target” and together with the Tranche 1 Performance Target, the “Performance Targets”); provided that (a) the Overlap Days may be used for purposes of measuring attainment of the Tranche 2 Performance Target, (b) the Overlap Days cannot be used to measure attainment of the Tranche 2 Performance Target for more than one Performance Year, (c) the Overlap Days will be applied to the first Performance Year that its use would result in attainment of the Tranche 2 Performance Target and (d) if the Tranche 2 Performance Target for a Performance Year is attained after the final day of the Performance Year (as a result of the use of the Overlap Days from the fiscal year following the Performance Year), the Eligible Tranche 2 PSUs for such Performance Year will vest on the final day of the applicable 60 consecutive trading day period.
Notwithstanding the foregoing, in the event that any portions of the Tranche 1 PSUs or Tranche 2 PSUs that were eligible to vest in a Performance Year do not vest due to the failure to achieve the Tranche 1 Performance Target or the Tranche 2 Performance Target, as applicable, for such Performance Year (such PSUs, the “Unearned PSUs”), then the Unearned PSUs shall remain eligible to vest as Tranche 1 PSUs or Tranche 2 PSUs, as applicable, and the Eligible Tranche 1 PSUs and the Eligible Tranche 2 PSUs shall be calculated based on the number of remaining Performance Years in the Performance Period.
By way of examples:
(1) If the Eligible Tranche 1 PSUs for the Performance Year ending December 31, 2021 do not vest due to the failure to attain the Tranche 1 Performance Target during such Performance Year, then such Unearned PSUs remain Tranche 1 PSUs, and one-third (1/3) of the Tranche 1 PSUs will be “Eligible Tranche 1 PSUs” for each of the remaining Performance Years.
(2) If (i) the Eligible Tranche 2 PSUs for the Performance Year ending December 31, 2021 do not vest due to the failure to attain the Tranche 2 Performance Target during such Performance Year, (ii) the EBITDA Goal for the Performance Year ending December 31, 2021 is achieved at the target level resulting in 25% of the Tranche 2 PSUs becoming eligible to vest December 31, 2022 under Appendix A and (iii) the Tranche 2 Performance Target is achieved for the Performance Year ending December 31, 2022 resulting in 33% of the Tranche 2 PSUs becoming eligible to vest December 31, 2022, the number of Tranche 2 PSUs that actually vest on December 31, 2022 shall be 50% of the Tranche 2 PSUs (due to application of the Tranche 2 Threshold) and the Excess PSUs shall remain eligible to vest in a subsequent Performance Year in accordance with the terms of the Grant Notice, Appendix A or the Agreement.
    (a) Assuming the same facts as Example 2 and further that (i) the EBITDA Goal for the Performance Year ending December 31, 2022 is attained at the threshold level resulting in 6.25% of the Tranche 2 PSUs becoming eligible to vest December 31, 2023 under Appendix A and (ii) the Tranche 2 Performance Target is not achieved for the Performance Year ending December 31, 2023, the number of Tranche 2 PSUs that actually vest on December 31, 2023 shall be 0% of the Tranche 2 PSUs (because vesting under the Grant Notice for 2022 results in a higher number of Tranche 2 PSUs vesting or becoming eligible to vest for such Performance Year).
    (b) Assuming the same facts as Example 2(a) except that the Tranche 2 Performance Target is achieved for the Performance Year ending December 31, 2023, the number of Tranche 2 PSUs that actually vest on December 31, 2023 shall be 25% of the Tranche 2 PSUs (due to application of the Tranche 2 Threshold) and the Excess PSUs shall remain eligible to vest in a subsequent Performance Year in accordance with the terms of the Grant Notice, Appendix A or the Agreement.
    (c) Assuming the same facts as Example 2(a) and further that (i) the EBITDA Goal for the Performance Year ending December 31, 2023 is attained at below threshold level resulting in none of the Tranche 2 PSUs becoming eligible to vest December 31, 2024 under Appendix A, (ii) the EBITDA Goal for the Performance Year ending December 31, 2024 is attained at the target level resulting in 25% of the Tranche 2 PSUs becoming eligible to vest December 31, 2025 under Appendix A and (iii) the Tranche 2 Performance Target is not achieved for the Performance Year ending December 31, 2024, (A) none of the Tranche 2 PSUs will vest on December 31, 2024, (B) 25% of the Tranche 2 PSUs (representing all of the unvested Tranche 2 PSUs that are no longer eligible to vest under the terms of the Grant Notice, Appendix A or the Agreement) will be forfeited for no consideration on December 31, 2024 and (C) 25% of the Tranche 2 PSUs will vest on December 31, 2025.
    (d) Assuming the same facts as Example 2(a) and further that (i) the EBITDA Goal for the Performance Years ending December 31, 2023 and 2024 is attained at below threshold level resulting in none of the Tranche 2 PSUs becoming eligible to vest December 31, 2024 or 2025 under Appendix A and (ii) the Tranche 2 Performance Target is not achieved for the Performance Year ending December 31, 2024, (A) none of the Tranche 2 PSUs will vest on December 31, 2024 and (B) 50% of the Tranche 2 PSUs (representing all of the unvested Tranche 2 PSUs) will be forfeited for no consideration on December 31, 2024.
(3) If the Eligible Tranche 1 PSUs for the Performance Year ending December 31, 2021 vest and the Eligible Tranche 1 PSUs for the Performance Year ending December 31, 2022 do not vest due to the failure to attain the Tranche 1 Performance Target during such Performance Year, then such Unearned PSUs for the Performance Year ending December 31, 2022 will remain Tranche 1 PSUs and one-half (1/2) of the Unearned PSUs that are Tranche 1 PSUs will be “Eligible Tranche 1 PSUs” for each of the remaining Performance Years.
(4) If none of the Eligible Tranche 1 PSUs vest for the Performance Years ending December 31, 2021, 2022 or 2023 due to the failure to attain the Tranche 1 Performance Target for such Performance Years, but the Tranche 1 Performance Target is achieved during the Performance Year ending December 31, 2024, 100% of the Eligible Tranche 1 PSUs will vest for the Performance Year ending December 31, 2024.
(5) If (i) none of the Eligible Tranche 2 PSUs vest for the Performance Years ending December 31, 2021, 2022 or 2023 due to the failure to attain the Tranche 2 Performance Target for such Performance Years, (ii) the EBITDA Goal for the Performance Years ending December 31, 2021, 2022 and 2023 is achieved at the target level resulting in 25% of the Tranche 2 PSUs becoming eligible to vest on each of December 31, 2022, 2023 and 2024 and (iii) the Tranche 2 Performance Target is achieved for the Performance Year ending December 31, 2024 resulting in 100% of the Tranche 2 PSUs becoming eligible to vest December 31, 2024, the number of Tranche 2 PSUs that actually vest on December 31, 2024 shall be 50% of the Tranche 2 PSUs (due to application of the Tranche 2 Threshold and with 25% having previously vested on each of December 31, 2022 and 2023) and no Excess PSUs shall remain eligible to vest because an aggregate of 100% of the Tranche 2 PSUs have vested.
For the avoidance of doubt, but except to the extent any Tranche 2 PSUs become eligible to vest pursuant to the Tranche 2 Vesting Schedule set forth on Appendix A, (x) if a Performance Target is not achieved in the final Performance Year of the Performance Period, any unvested PSUs as of December 31, 2024 will be forfeited for no consideration and (y) if none of the Performance Targets are achieved during the Performance Period, then all of the PSUs will be forfeited for no consideration.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant and the Company agree that this Grant Notice and the Agreement amend, restate and supersede any prior grant notice or performance stock unit agreement between Participant and the Company governing the PSUs described herein.

CUSTOM TRUCK ONE SOURCE, INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

2

                                        EXHIBIT A
PERFORMANCE STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or Appendix A, if not defined in the Grant Notice or Appendix A, in the Plan.
Article I.
GENERAL
1.1Award of PSUs and Dividend Equivalents.
(a)The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, upon the achievement of certain performance goals as set forth in the Grant Notice, Appendix A and this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
(b)The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control, except as otherwise expressly provided in Section 2.1(b)(ii).
1.3Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
1.4Vesting; Change in Control.
(a)Subject to Section 2.2 hereof and subject to any potential reductions due to mitigation of any excise taxes under Section 4999 of the Code as may be set forth in any employment or other agreement Participant and the Company are parties to, the PSUs will vest according to the vesting schedule in the Grant Notice or Appendix A, as applicable, except that any fraction of a PSU that would otherwise be vested will be accumulated and will vest only when a whole PSU has accumulated.
(b)Notwithstanding the foregoing or the application of the Tranche 2 Threshold, if a Change in Control occurs after the Grant Date and during the Performance Period and the consideration payable per Share in such Change in Control (the “CIC Price”) equals or exceeds a Performance Target, and provided that Participant has not incurred a Termination of Service prior to such Change in Control, then:
(i)if the consideration payable for Shares in the Change in Control is at least 80% cash, (A) all unvested Tranche 1 PSUs will become vested immediately prior to such Change in Control if the CIC Price equals or exceeds the Tranche 1 Performance Target and (B) all unvested

Tranche 2 PSUs will become vested immediately prior to such Change in Control if the CIC Price equals or exceeds the Tranche 2 Performance Target; and
(ii)if the consideration payable for Shares in the Change in Control is not at least 80% cash, the CIC Price shall be the public market closing price per Share on the day that is three (3) days before the date of the Change in Control (or the last preceding trading day, if such day is not a trading day), and (A) all unvested Tranche 1 PSUs will remain outstanding, convert to time-based vesting and vest at the end of each Performance Year according to and subject to the terms of the vesting schedule in the Grant Notice without regard to any Performance Targets if the CIC Price equals or exceeds the Tranche 1 Performance Target (the “Converted Tranche 1 PSUs”) and (B) all unvested Tranche 2 PSUs will remain outstanding, convert to time-based vesting and vest at the end of each Performance Year according to and subject to the terms of the vesting schedule in the Grant Notice without regard to any Performance Targets or EBITDA Goals if the CIC Price equals or exceeds the Tranche 2 Performance Target (the “Converted Tranche 2 PSUs” and, together with the Converted Tranche 1 PSUs, the “Converted PSUs”); provided that, notwithstanding Section 8.2 of the Plan, if any unvested Converted PSUs are not continued, converted, assumed or replaced by the Company or any successor or survivor entity or a parent or subsidiary thereof in such Change in Control, and Participant has not had a Termination of Service, then immediately prior to the Change in Control such unvested Converted PSUs shall become fully vested.
For the purposes of this Section 2.1(b), (i) the Converted PSUs will not be considered continued, converted, assumed or replaced unless, following the Change in Control, the Converted PSUs or awards into which they were converted have substantially the same economic value immediately following such continuation, conversion, assumption or replacement as the Converted PSUs had immediately prior to such continuation, conversion, assumption or replacement and (ii) for the avoidance of doubt, the Administrator will have the authority to determine whether the consideration payable for Shares in a Change in Control is at least 80% cash.
For the avoidance of doubt, (i) if the CIC Price is less than the Tranche 1 Performance Target, all unvested PSUs will be forfeited for no consideration upon the Change in Control, (ii) if the CIC Price is less than the Tranche 2 Performance Target but greater than or equal to the Tranche 1 Performance Target, all unvested Tranche 2 PSUs will be forfeited for no consideration upon the Change in Control (with the Tranche 1 PSUs being treated as set forth in Section 2.1(b)(i) or 2.1(b)(ii), as applicable), (iii) except as otherwise expressly provided in Section 2.1(b)(ii), the PSUs will in all events remain subject to Article VIII of the Plan and (iv) the Tranche 2 Threshold shall not apply to reduce the number of Tranche 2 PSUs eligible to vest under this Section 2.1(b), except that in no event shall more than 100% of the Tranche 2 PSUs vest pursuant to this Agreement.
1.1Forfeiture; Termination of Service.
(a)In the event of Participant’s Termination of Service for any reason, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise (i) determined by the Administrator, (ii) provided in Section 2.2(b) or Section 2.2(c) or (iii) provided in a binding written agreement between Participant and the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the corresponding PSU.
(b)In the event Participant incurs a Termination of Service as a result of a termination by the Company or its Subsidiary without Cause [or by Participant for Good Reason], subject to Participant’s execution of a release of claims in a form reasonably acceptable to the Company and such release of claims becoming effective and irrevocable within 60 days following Participant’s Termination of Service, Participant will, immediately prior to such Termination of Service, vest in any Eligible Tranche 1 PSUs and Eligible Tranche 2 PSUs for the Performance Year in which the Termination of Service occurs so long as the applicable Performance Target has been achieved for such Performance Year; provided that, if the number of Tranche 2 PSUs that are eligible to vest at the end of the Performance Year in which the Termination of Service occurs based on achievement of the EBITDA Goals for the prior Performance Year exceeds the number of PSUs that would vest based on the achievement of the Performance Target for the Performance Year in which the Termination of Service occurs, Participant will vest in such greater number of PSUs.
(c)In the event Participant incurs a Termination of Service as a result of a termination by the Company or its Subsidiary without Cause [or by Participant for Good Reason, in each case,] upon or within one (1) year following a Change in Control in which the consideration payable for Shares in such Change in Control is not all cash, all then unvested Converted PSUs (or other awards into which they were converted or with which they were replaced) will become vested immediately prior to such Termination of Service.
(d)[For purposes herein, “Good Reason” shall mean the occurrence, without Participant’s written consent of any of the following circumstances: (i) [a significant, material diminution of Participant’s position, duties, responsibilities or status with the Company; (ii)] a material reduction by the Company in Participant’s annual base salary[, other than in connection with broad based salary reductions affecting substantially all similarly situated Company employees]; (iii) a relocation of Participant’s primary work location by more than fifty (50) miles from the work location in effect immediately prior to such relocation, except for reasonable required travel on the Company’s business; or (iv) any breach by the Company of any material provision of this Agreement. Notwithstanding the foregoing, Participant’s termination of employment shall not be a termination of employment for Good Reason unless (x) such termination occurs within six (6) months of the initial existence of the condition giving rise to such termination, (y) Participant gives written notice to the Company of the condition giving rise to such termination within ninety (90) days of its initial existence, and (z) the Company does not cure the condition giving rise to such termination within the thirty (30) day period beginning on the date it receives notice from Participant of such condition. The foregoing definition shall not apply to the extent the term “Good Reason” is defined in any employment agreement between the Company and Participant (in which case such other Good Reason definition will instead apply).]
1.1Settlement.
(e)PSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than sixty (60) days after the PSU’s vesting date or, if earlier, by March 15 of the year following the year of such vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(f)If a PSU is paid in cash, the amount of cash paid with respect to the PSU will equal the Fair Market Value of a Share on the latest practicable date preceding the payment date, as determined by the Company. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the latest practicable date preceding the payment date, as determined by the Company.
1.2Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article VIII of the Plan.

Article III.
TAXATION AND TAX WITHHOLDING
1.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
1.2Tax Withholding.
(a)The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the PSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
Article IV.
OTHER PROVISIONS
1.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
1.2PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan.
1.3Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. In addition, in the event that, after the Grant Date, the Administrator determines that any acquisition or disposition of any business unit by the Company, any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of rights to purchase Common Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or changes in Applicable Laws, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the PSUs, then the Administrator may in good faith and in such manner as it may deem equitable, adjust the Performance Targets and/or EBITDA Goals to reflect the projected effect of such transaction(s) or event(s).
1.4Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at

Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
1.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
1.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
1.8Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.9Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.10Entire Agreement. Except as expressly provided herein, the Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
1.11Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.12Section 409A. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
1.13Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
1.14Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
1.15Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
* * * * *

Appendix A
Alternate Tranche 2 Vesting Schedule
In the event the Administrator determines that the Company achieved an EBITDA Goal (as defined below) for a Performance Year, 25% of the Tranche 2 PSUs (each such 25% tranche of Tranche 2 PSUs, the “EBITDA Eligible PSUs”) will be eligible to vest on the last day of the year that immediately follows the Performance Year (the “Immediately Following Year”) for which such EBITDA Goal was achieved as follows: (i) if the Company achieves the EBITDA Goal at the target level, 100% of the EBITDA Eligible PSUs for such Performance Year will vest on the last day of the Immediately Following Year, subject to Section 2.2(a) of the Agreement; (ii) if the Company achieves the EBITDA Goal at the threshold level, 25% of the EBITDA Eligible PSUs for such Performance Year will vest on the last day of the Immediately Following Year, subject to Section 2.2(a) of the Agreement; and (iii) if the Company achieves the EBITDA Goal that is between the target and threshold level, the number of EBITDA Eligible PSUs for such Performance Year that will vest on the last day of the Immediately Following Year (subject to Section 2.2(a) of the Agreement) will be determined based on straight-line interpolation between such performance levels. In no event will any EBITDA Eligible PSUs vest under this Appendix A for a Performance Year if EBITDA performance is below the threshold level for such Performance Year.
“EBITDA Goal” means (i) for the 2021 Performance Year, [REDACTED] at the target performance level (which shall be deemed achieved), (ii) for the 2022 Performance Year, [REDACTED] at the target performance level, which shall be subject to adjustment to reflect acquisitions and other non-recurring events in accordance with Section 4.3 of the Agreement (the “2022 EBITDA Target”), and 95% of the 2022 EBITDA Target at the threshold performance level, and (iii) for the 2023 and 2024 Performance Years, those EBITDA goals established by the Board in its discretion not later than 90 days into the applicable Performance Year based on the annual operating plan budget for such Performance Year, which goals (including the target and threshold levels, which threshold level will be 95% of the applicable target level) shall be communicated to the Participant as soon as practicable thereafter and shall be subject to adjustment to reflect acquisitions and other non-recurring events in accordance with Section 4.3 of the Agreement.
Any portion of the EBITDA Eligible PSUs for a Performance Year that do not become eligible to vest on the last day of the Immediately Following Year under this Appendix A due to the failure to achieve the EBITDA Goal at the target level for such Performance Year shall no longer be eligible to vest based on the achievement of an EBITDA Goal.
For purposes of this Appendix, “EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization, as determined by the Committee in a manner consistent with the methodologies used for developing the Company’s annual operating plan budget and subject to adjustment in accordance with Section 4.3 of the Agreement.
Notwithstanding anything in this Appendix A to the contrary, vesting of the Tranche 2 PSUs pursuant to the Tranche 2 Vesting Schedule in this Appendix A shall in all events be subject to the terms of the Agreement and reduction to comply with the applicable Tranche 2 Threshold.